Exhibit 99.1


         Moldflow Reports Fourth Fiscal Quarter 2003 Results;
      Exceeds Guidance with Quarterly Growth in Revenues and EPS


    WAYLAND, Mass.--(BUSINESS WIRE)--Aug. 5, 2003--Moldflow Corporation (NASDAQ: MFLO) today announced the results for its fourth fiscal quarter and year ended June 30, 2003, which were above the expectations previously set out by management. Fourth quarter revenues of $9.9 million increased 20% from the corresponding quarter of fiscal 2002 and increased 5% sequentially from the preceding quarter. Revenues of $36.6 million for the full 2003 fiscal year increased 4% over fiscal 2002.
    For the fourth fiscal quarter of 2003, Moldflow reported net income, as measured under generally accepted accounting principles ("GAAP"), of $250,000, or $0.02 per diluted share, compared to a net loss of $849,000, or $0.08 per share, during the same quarter of fiscal 2002. For the full 2003 fiscal year, the Company reported a net loss, as measured under GAAP, of $118,000, or $0.01 per share, compared to net income of $780,000, or $0.08 per diluted share, in fiscal 2002.
    Pro forma net income, a non-GAAP financial measure, for the fourth quarter was $340,000, or $0.03 per diluted share, which compared to pro forma net loss of $222,000, or $0.02 per share, in the same quarter of the prior year. Pro forma net income for the full 2003 fiscal year was $973,000, or $0.09 per diluted share, which was unchanged from fiscal 2002. Pro forma net income in all periods excludes non-cash amortization expense related to acquired intangible assets and other restructuring and acquisition related charges, net of related tax effects. Additionally, fiscal 2002 pro forma net income excludes gains recognized on the sale of certain investments and long-term assets. Please refer to the Unaudited Consolidated Statement of Operations attached to this press release for a complete reconciliation of the pro forma amounts to the most directly comparable GAAP measures.
    Roland Thomas, Moldflow's president and CEO said, "I am pleased to report on a fiscal quarter and full fiscal year of strong financial and operating results. During the past quarter, we continued to execute well amid mixed global market conditions by delivering on our well-established value proposition. We were rewarded with solid growth in both revenues and profits."
    He continued, "In the fourth quarter, we saw strong demand for our products, in particular, the Moldflow Manufacturing Solutions, or 'MMS' products. In April, we released MMS 1.0 - the integration of our process and production monitoring and control products into a new, modular user environment - and it was well received by our customers. With the demonstrated rapid payback on investment afforded by the MMS suite, many new customers made initial investments and a notable number of world-class global manufacturing companies expanded pilot implementations into plant-wide deployments. In addition, we built upon the initial successes that we had in France in the third quarter with the production monitoring product acquired in our purchase of CPI in January. This resulted in the highest revenue quarter for the MMS product line in our history. This fiscal year also saw positive signs for our Design Optimization Solutions business, particularly in Japan where we were able to achieve many significant orders from both new and existing customers."
    He concluded, "The successes we had in the fourth quarter and the last year are gratifying and make us optimistic about the future and our business strategy. As we look forward to fiscal 2004, we expect to see continued modest growth in total revenues. Further, we remain committed to managing the company for growth with increased profitability and cash flow while continuing to make investments in research and development to maintain our market leadership and in the distribution channels needed to reach our global customer base. Given that there is still a degree of uncertainty in the world economy and our end-user markets in particular, we will continue to monitor the economic conditions and adjust our business model when appropriate to meet these objectives."

    Fourth Quarter Highlights

    Fourth quarter 2003 revenues totaled $9.9 million and represented an increase of 20% over the same period in the prior year. Excluding the impact of movements in foreign currency exchange rates, revenues increased 9% over the corresponding period of the prior year. On a sequential basis, total revenues in the fourth fiscal quarter increased 5%, while growth in revenues on a constant currency basis was 2%.
    Total product revenues for the fourth quarter of fiscal 2003 of $4.8 million increased by 21% over the same quarter of fiscal 2002 and increased sequentially by 4% over the preceding quarter. Revenues from Manufacturing Solutions products during the fourth quarter represented 32% of total product revenues, up from 18% in the prior year, while Design Optimization products accounted for 68% of total product revenues. Service revenues, primarily comprised of revenues from maintenance and support contracts, were $5.2 million for the fourth quarter of fiscal 2003, up 18% from the same quarter in fiscal 2002 and 5% from the preceding quarter. On a regional basis, revenues in Europe represented 44% of Moldflow's total revenues for the fourth quarter of fiscal 2003, while revenues in the Americas and Asia Pacific regions represented 24% and 32% of total revenue, respectively. In total, 92 new customers were added during the quarter.
    As of June 30, 2003, the Company had $52.1 million in cash and marketable securities and no long-term debt. Free cash flow generated during the fourth quarter was $327,000 while cash flow provided by operating activities was $914,000. Please refer to the Unaudited Condensed Consolidated Statement of Cash Flows attached to this press release for a complete reconciliation of free cash flow to cash flow provided by operating activities as measured under GAAP.
    The Company had a total of 246 employees at June 30, 2003, of which 33 were sales representatives, 75 were in research and development, with the remainder employed in sales management, marketing, customer support, and general and administrative functions.

    Business Outlook

    The current business outlook is based on information as of August 5, 2003 and is current as of that day only. Moldflow expects revenues for the first fiscal quarter of 2004 to be between $9.4 million and $9.9 million and net income per diluted share, measured under GAAP, to be between $0.01 and $0.03 per share, assuming an effective income tax rate of 35%.
    Moldflow expects negative free cash flow for the first fiscal quarter of 2004 to be between $400,000 and $600,000 consistent with historical seasonal trends. Free cash flow in Moldflow's outlook is based upon a projection of cash flow used in operations of between $100,000 and $200,000 reduced by capital expenditures, including capitalized software development costs, projected to be between $300,000 and $400,000.

    Financial Results

    The unaudited condensed consolidated financial statements and supplemental information for the fourth fiscal quarter and the year ended June 30, 2003 follow.

    Use of Non-GAAP Financial Information

    To supplement our unaudited consolidated financial statements presented on a GAAP basis, we use non-GAAP, or "pro forma," additional measures of net income (loss), net income (loss) per share and cash flow that we believe are appropriate to enhance an overall understanding of our historical financial performance and future prospects. The non-GAAP results, which are adjusted to exclude certain costs, expenses, gains and losses from the comparable GAAP measures, are an indication of our baseline performance before gains, losses or other charges that are considered by management to be outside of our core operating results. These non-GAAP results are among the primary indicators management uses as a basis for evaluating our financial performance as well as for forecasting of future periods. For these reasons, and because the non-GAAP additional measures present additional information that is not readily ascertainable from the GAAP presentation, management believes these non-GAAP measures can be useful to investors, potential investors and others. The presentation of this additional information is not meant to be considered in isolation or as a substitute for net income (loss), income (loss) per share or cash flow from operations prepared in accordance with GAAP.

    Information Dissemination

    Moldflow will host a conference call to discuss the fourth quarter and full fiscal year 2003 results and future outlook at 11:30 a.m. US Eastern time today. A live Webcast of the conference call, together with this press release and supplemental financial information, can be accessed through the Company's Website at www.moldflow.com in the Investor Information section. In addition, the call, press release and supplemental information will be archived and can be accessed through the same link.

    About Moldflow Corporation

    Moldflow (NASDAQ: MFLO) is the world's leading provider of software products and services that increase the speed, efficiency, quality and drive down the cost of the design and manufacture of injection molded plastic products. Companies use Moldflow's complete suite of products to address plastic part design issues at the earliest possible stage as well as to maximize productivity and profitability on the manufacturing floor. Its collaboration with academia, industry and customers around the world has led to a reputation for constant innovation in the complete design-to-manufacture process. Headquartered in Wayland, Massachusetts, Moldflow has offices and research and development centers in the United States, Europe, Australia and the Asia Pacific region. For more information about Moldflow visit www.moldflow.com or call 508-358-5848; fax 508-358-5868.

    Note to Editors: Moldflow, Moldflow Manufacturing Solutions and MMS are trademarks or registered trademarks of Moldflow Corporation or its subsidiaries worldwide. All other trademarks are properties of their respective holders.

    Cautionary Statement Regarding Forward-Looking Information

    Pursuant to the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995, the Company notes that any statements contained in this press release that are not historical facts are forward looking statements. Such forward looking statements include, but are not limited to, those regarding Moldflow's or management's intentions, hopes, beliefs, expectations, projections or plans for the future and statements regarding: (i) Moldflow's market leadership and competitive position in its market segments, and
(ii) the Company's business outlook including revenue and earnings guidance. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected. These risks and uncertainties include: (i) with respect to the Company's market leadership and competitive position, the risks that a renewed economic downturn will adversely impact the market for the Company's products, that competitors will emerge with greater resources or unforeseen technological breakthroughs and that our Manufacturing Solutions products will have a longer sales cycle than our Design Optimization products, and (ii) with respect to the Company's business outlook, the risks that a continued weak world economy will further slow capital spending by the Company's prospective customers, that the Company may not be able to recognize the revenue derived from orders received, that the sales cycle may lengthen based on the larger average deal sizes for our Manufacturing Solutions products, that foreign currency fluctuations may adversely affect our financial results, that our distribution partners will not achieve their revenue objectives, that the overall mix of revenues differs materially from that projected, and that changes in US or foreign tax legislation may result in a higher level of income tax expense than that projected, as well as other risks and uncertainties detailed from time to time in reports filed by Moldflow with the Securities and Exchange Commission, including the Company's Annual Report on Form 10-K for the year ended June 30, 2002 as well as its subsequent quarterly and annual filings. Revenue and earnings guidance offered by senior management today represents a point-in-time estimate and is based on information as of the date of this press release. Senior management has made numerous assumptions in providing this guidance which, while believed to be reasonable, may not prove to be accurate. In addition, as noted above, there are numerous factors which may cause actual results to differ materially from the guidance provided. The Company expressly disclaims any current intention or obligation to update the guidance provided or any other forward-looking statement in this press release to reflect future events or changes in facts assumed for purposes of providing this guidance or otherwise affecting the forward-looking statements contained in this press release.



Moldflow Corporation
Unaudited Consolidated Statement of Operations
(in thousands, except per share data)


                               Three Months Ended
                                 June 30, 2003
                        ---------------------------------
                                  Adjustments
                         GAAP       to GAAP     Non-GAAP
                       Results(a)   Results    Results(b)
                        ---------------------------------
 Revenue:
 Product                 $4,768        $-        $4,768
 Services                 5,157         -         5,157
                        -------     -----       -------
 Total revenue            9,925         -         9,925
                        -------     -----       -------

 Costs and
  expenses:
 Cost of product
  revenue                   800         -           800
 Cost of
  services revenue          324         -           324
 Research and
  development             1,309         -         1,309
 Selling and
  marketing               5,232         -         5,232
 General and
  administrative          1,912         -         1,912
 Non-recurring charges      (33)       33(c)          -
 Amortization of
  intangible assets         111      (111)(d)         -
                        -------     -----       -------
 Total operating
  expenses                9,655       (78)        9,577
                        -------     -----       -------

 Income (loss)
  from operations           270        78           348

 Interest
  income, net               255         -           255
 Other income
  (loss), net               (30)        -           (30)
                        -------     -----       -------

 Income (loss)
  before income
  taxes                     495        78           573
 Provision for
  (benefit from)
  income taxes              245       (12)(e)       233
                        -------     -----       -------
 Net income
  (loss)                   $250       $90          $340
                        =======     =====       =======

 Net income (loss) per
   common share:
  Basic                   $0.02                   $0.03
  Diluted                 $0.02                   $0.03
 Weighted average
   shares:
  Basic                  10,003                  10,003
  Diluted                10,465                  10,465




                               Three Months Ended
                                June 30, 2002
                         ------------------------------
                                  Adjustments
                         GAAP       to GAAP   Non-GAAP
                        Results(a)  Results   Results(b)
                         ------------------------------
 Revenue:
 Product                 $3,937        $-        $3,937
 Services                 4,366         -         4,366
                        -------   -------       -------
 Total revenue            8,303         -         8,303
                        -------   -------       -------

 Costs and
  expenses:
 Cost of product
  revenue                   607         -           607
 Cost of
  services revenue          412         -           412
 Research and
  development             1,640         -         1,640
 Selling and
  marketing               4,276         -         4,276
 General and
  administrative          1,614         -         1,614
 Non-recurring
  charges                 1,272    (1,272)(g)         -
 Amortization of
  intangible assets         164      (164)(d)         -
                        -------   -------       -------
 Total operating
  expenses                9,985    (1,436)        8,549
                        -------   -------       -------

 Income (loss)
  from operations        (1,682)    1,436          (246)

 Interest
  income, net               312         -           312
 Other income
  (loss), net               317      (446)         (129)
                        -------   -------       -------

 Income (loss)
  before income
  taxes                  (1,053)      990           (63)
 Provision for
  (benefit from)
  income taxes             (204)      363(e)        159
                        -------   -------       -------
 Net income
  (loss)                  $(849)     $627         $(222)
                        =======   =======       =======

 Net income (loss) per
   common share:
  Basic                  $(0.08)                 $(0.02)
  Diluted                $(0.08)                 $(0.02)
 Weighted average
   shares:
  Basic                  10,085                  10,085
  Diluted                10,085                  10,085






                                  Year Ended
                                 June 30, 2003
                       ---------------------------------
                                  Adjustments
                         GAAP       to GAAP    Non-GAAP
                       Results(a)   Results   Results(b)
                       ---------------------------------
 Revenue:
 Product                $17,259        $-       $17,259
 Services                19,366         -        19,366
                       --------   -------      --------
 Total revenue           36,625         -        36,625
                       --------   -------      --------

 Costs and
  expenses:
 Cost of product
  revenue                 2,964      (179)(c)     2,785
 Cost of
  services revenue        1,210         -         1,210
 Research and
  development             5,650         -         5,650
 Selling and
  marketing              18,638         -        18,638
 General and
  administrative          7,242         -         7,242
 Non-recurring
  charges                   405      (405)(c)         -
 Amortization of
  intangible assets         605      (605)(d)         -
                       --------   -------       --------
 Total operating
  expenses               36,714    (1,189)       35,525
                       --------   -------      --------

 Income (loss)
  from operations           (89)    1,189         1,100

 Interest
  income, net             1,089         -         1,089
 Other income
  (loss), net              (198)        -          (198)
                       --------   -------      --------

 Income before
  income taxes              802     1,189         1,991
 Provision for
  income taxes              920        98(e)      1,018
                       --------   -------      --------
 Net income (loss)        $(118)   $1,091          $973
                       ========   =======      ========

 Net income (loss) per
   common share:
  Basic                  $(0.01)                  $0.10
  Diluted                $(0.01)                  $0.09
 Weighted average
   shares:
  Basic                  10,020                  10,020
  Diluted                10,020                  10,368





                                   Year Ended
                                 June 30, 2002
                       ---------------------------------
                                  Adjustments
                         GAAP       to GAAP    Non-GAAP
                       Results(a)   Results   Results(b)
                       ---------------------------------
 Revenue:
 Product                $17,870        $-       $17,870
 Services                17,218         -        17,218
                       --------   -------      --------
 Total revenue           35,088         -        35,088
                       --------   -------      --------

 Costs and
  expenses:
 Cost of product
  revenue                 2,518         -         2,518
 Cost of
  services revenue        1,401         -         1,401
 Research and
  development             6,234         -         6,234
 Selling and
  marketing              18,134         -        18,134
 General and
  administrative          6,660         -         6,660
 Non-recurring
  charges                 1,272    (1,272)(g)         -
 Amortization of
  intangible assets         656      (656)(d)         -
                       --------   -------      --------
 Total operating
  expenses               36,875    (1,928)       34,947
                       --------   -------      --------

 Income (loss)
  from operations        (1,787)    1,928           141

 Interest
  income, net             1,455         -         1,455
 Other income
  (loss), net             1,712    (1,575)(f)       137
                       --------   -------      --------

 Income before
  income taxes            1,380       353         1,733
 Provision for
  income taxes              600       153(e)        753
                       --------   -------      --------
 Net income (loss)         $780      $200          $980
                       ========   =======      ========

 Net income (loss) per
   common share:
  Basic                   $0.08                   $0.10
  Diluted                 $0.08                   $0.09
 Weighted average
   shares:
  Basic                  10,076                  10,076
  Diluted                10,360                  10,360


(a)The Unaudited Consolidated Statement of Operations prepared in accordance with accounting principles generally accepted in the United States of America ("GAAP").

(b)The Unaudited Consolidated Statement of Operations prepared on an adjusted basis from that of the statement prepared in accordance with GAAP, which is intended to enhance the reader's understanding of the Company's results from operations.

(c) Restructuring and other impairment charges resulting from actions taken in conjunction with the Company's January 2003 acquisition of Controle de Processus Industriels, s.a.r.l. ("CPI") and related subsequent adjustments.

(d) Amortization of acquired intangible assets.

(e) Net tax effect of the adjusted items.

(f) Gains on the sales of certain investments and other assets and a gain on the settlement of an acquisition escrow matter.

(g) Restructuring charges resulting from actions taken in our April 2002 Restructuring Plan.




Moldflow Corporation
Unaudited Condensed Consolidated Balance Sheet
(in thousands)

                                   June 30, June 30,
                                     2003     2002
                                   -------- --------

 Assets
 Current assets:
   Cash and cash equivalents       $38,320  $47,634
   Marketable securities            13,820    3,233
   Accounts receivable, net          6,147    5,927
   Inventories, prepaid expenses
    and other current assets         5,011    4,098
                                   -------- --------
        Total current assets        63,298   60,892

 Fixed assets, net                   3,891    3,793
 Goodwill and other intangibles
  assets, net                       10,355   10,101
 Other assets                        1,933    1,227
                                   -------- --------
        Total assets               $79,477  $76,013
                                   ======== ========

 Liabilities and Stockholders'
  Equity
 Current liabilities:
   Accounts payable                 $1,684   $1,164
   Accrued expenses                  7,439    7,664
   Deferred revenue                  8,551    7,931
                                   -------- --------
        Total current liabilities   17,674   16,759

 Deferred revenue                      513        -
 Other long-term liabilities           641      614
                                   -------- --------
        Total liabilities           18,828   17,373
                                   -------- --------

 Stockholders' Equity:
   Common stock                        102      101
   Additional paid-in capital       62,867   62,732
   Treasury stock                     (926)    (327)
   Accumulated deficit              (4,090)  (3,972)
   Accumulated other
    comprehensive income             2,696      106
                                   -------- --------
        Total stockholders'
         equity                     60,649   58,640
                                   -------- --------

        Total liabilities and
         stockholders' equity      $79,477  $76,013
                                   ======== ========



Moldflow Corporation
Unaudited Condensed Consolidated Statement of Cash Flows
(in thousands)


                                  Three Months Ended    Year Ended
                                   ----------------- -----------------
                                   June 30, June 30, June 30, June 30,
                                     2003     2002     2003     2002
                                   -------- -------- -------- --------


 Cash flows provided by operating
  activities                          $914   $1,416   $2,384   $4,961
 Cash flows provided by (used in)
  investing activities             (10,237)  (3,683) (13,398)   8,836
 Cash flows provided by (used in)
  financing activities                  43       27     (525)     (55)
 Effect of exchange rate changes on
  cash and cash equivalents          1,477      569    2,225      923
                                   -------- -------- -------- --------
 Net increase (decrease) in cash
  and cash equivalents              (7,803)  (1,672)  (9,314)  14,665

 Cash and cash equivalents,
  beginning of period               46,123   49,305   47,634   32,969
                                   -------- -------- -------- --------

 Cash and cash equivalents,
  end of period                    $38,320  $47,634  $38,320  $47,634
                                   ======== ======== ======== ========



 Reconciliation of the Unaudited Condensed Consolidated Statement of
  Cash Flows prepared in accordance with GAAP to free cash flows:

                                  Three Months Ended    Year Ended
                                   ----------------- -----------------
                                   June 30, June 30, June 30, June 30,
                                     2003     2002     2003     2002
                                   -------- -------- -------- --------


 Cash flows provided by
  operating activities                $914   $1,416   $2,384   $4,961
 Purchases of fixed assets            (236)    (451)  (1,240)  (1,143)
 Proceeds of fixed asset disposals       -        -        -      930
 Capitalization of software
  development costs                   (351)       -     (669)    (602)
                                   -------- -------- -------- --------

 Free cash flows                      $327     $965     $475   $4,146
                                   ======== ======== ======== ========



    CONTACT: Moldflow Corporation
             Dawn Soucier, 508-358-5848 x234
             dawn_soucier@moldflow.com
             or
             Investor relations contact:
             Suzanne MacCormack, 508-358-5848 x239
             suzanne_maccormack@moldflow.com